SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2004

PMA Capital Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	000-22761	23-2217932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1735 Market Street, Suite 2800 Philadelphia, Pennsylvania	19103-7590
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(215) 665-5046

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 3, 2004, PMA Capital Corporation (the “Company”) issued a news release regarding the extension of its exchange offer and announcing its intention to offer $15 million aggregate principal amount of its debentures with terms identical to the debentures being offered in the exchange offer to a limited number of qualified institutional buyers. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The registrant is using this Current Report to satisfy its filing obligations pursuant to Rule 425 under the Securities Act of 1933, as amended, regarding written communications. Investors and security holders are urged to read the following documents filed with the SEC, as amended from time to time, relating to the proposed exchange offer because they contain important information: (1) the registration statement on Form S-4 (File No. 333-119435), and (2) The Schedule TO (File No. 005-53303). These and any other documents relating to the proposed exchange offer, when they are filed with the SEC, may be obtained free at the SEC’s Web site at www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(c) The exhibit accompanying this report is listed in the Index to Exhibits on page E-1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMA Capital Corporation

Date: November 3, 2004	By:	/s/ William E. Hitselberger
William E. Hitselberger Executive Vice President, Chief Financial Officer and Treasurer

Index to Exhibits

Number	Description	Method of Filing

99.1	PMA Capital Corporation news release dated November 3, 2004	Filed herewith

E-1